                                                                       Exhibit 5

                 [JENKENS & GILCHRIST LETTERHEAD APPEARS HERE]



                                October 8, 1996


Matrix Capital Corporation
1380 Lawrence Street, Suite 1410
Denver, Colorado 80204


     Re:  Offering of Common Stock of Matrix Capital Corporation on Form S-1

Gentlemen:

     On August 15, 1996, Matrix Capital Corporation, a Colorado corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, as amended by Amendment No. 1 thereto, relates to the sale by the Company of an aggregate of 1,750,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), plus an additional 262,500 shares of Common Stock subject to the exercise of an over-allotment option to be granted by the Company (collectively, the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, as amended.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the bylaws of the Company, as amended, (ii) copies of resolutions of the Board of Directors of the Company authorizing the offering of the Shares, the preparation and filing of the Registration Statement and related matters, (iii) the Registration Statement, and all amendments and exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination, we are of the opinion that the Shares to be issued by the Company in the offering, as described in the Registration Statement, as amended, have been duly and validly authorized for issuance and the Shares, when issued and delivered by the Company in the manner and for the consideration stated in the Prospectus constituting a part of
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Matrix Capital Corporation
October 8, 1996
Page 2


the Registration Statement, as amended, and in accordance with the Purchase Agreement described in the Registration Statement, as amended, will be validly issued, fully paid and nonassessable.

     We advise you that we are licensed to practice law only in the State of Texas, and we are not experts with respect to the laws of any other jurisdictions other than the laws of the State of Texas and the federal laws of the United States of America. In rendering the opinions herein relating to the laws of the State of Colorado, we advise you that we have rendered such opinions in reliance upon the legal opinion, dated October 8, 1996, given to this firm and the Company by James G. Panero, the General Counsel of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Respectfully submitted,

                                  JENKENS & GILCHRIST,
                                   a Professional Corporation



                                  By: /s/
                                      -------------------------------------
                                          Ronald J. Frappier
                                          Authorized Signatory